News

DENBURY ENTERS INTO PRIVATE EXCHANGE AGREEMENTS
AND
ANNOUNCES EXCHANGE OFFERS FOR
SUBORDINATED NOTES DUE 2021 AND 2022 AND
SECOND LIEN NOTES DUE 2024

PLANO, TX – June 3, 2019 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced that it has entered into private exchange agreements and has separately commenced exchange offers with respect to certain of its subordinated notes and its second lien notes due 2024.

Pursuant to the private exchange agreements, certain institutional investors have agreed, subject to certain conditions, to exchange approximately $44.8 million aggregate principal amount of the Company’s 6⅜% Senior Subordinated Notes due 2021 (the “2021 Notes”), $93.1 million aggregate principal amount of 5½% Senior Subordinated Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes, the “Old Subordinated Notes”), and $96.3 million aggregate principal amount of 4⅝% Senior Subordinated Notes due 2023 (the “2023 Notes”) for approximately $48.5 million of cash, $36.6 million aggregate principal amount of new 7¾% Senior Secured Second Lien Notes due 2024 (the “New Second Lien Notes”), and $149.1 million aggregate principal amount of new 6⅜% Convertible Senior Notes due 2024 (the “New Convertible Senior Notes” and, together with the New Second Lien Notes, the “New Notes”) (the “Subordinated Notes Private Exchanges”). Additionally, the same institutional investors have agreed to exchange $168.0 million aggregate principal amount of 7½% Senior Secured Second Lien Notes due 2024 (the “Old Second Lien Notes” and, together with the Old Subordinated Notes, the “Old Notes”) for $168.0 million aggregate principal amount of New Second Lien Notes (the “Second Lien Notes Private Exchanges” and, together with the Subordinated Notes Private Exchanges, the “Private Exchanges”). Closing of the Private Exchanges is conditioned upon, among other things, the consummation of the Exchange Offers described below.

In addition, the Company has also announced today the commencement of exchange offers (the “Subordinated Notes Exchange Offers”) to Eligible Holders (as defined below) of its 6⅜% Senior Subordinated Notes due 2021 and 5½% Senior Subordinated Notes due 2022 and a separate exchange offer (the “Second Lien Notes Exchange Offer” and, together with the Subordinated Notes Exchange Offers, the “Exchange Offers”) to holders of its 7½% Senior Secured Second Lien Notes due 2024. The Exchange Offers are being made upon the terms and subject to the conditions set forth in a confidential offering memorandum (the “Offering Memorandum”) and related letter of transmittal (the “Letter of Transmittal”), each dated June 3, 2019.

For each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn pursuant to the Exchange Offers prior to 5:00 p.m. New York City time, on June 14, 2019 (the “Early Participation Time”), Eligible Holders will be eligible to receive the applicable “Total Exchange Consideration,” which includes the “Early Participation Premium,” as described in the tables below. Old Notes tendered pursuant to the Exchange Offers after the Early Participation Time will not be eligible to receive the Early Participation Premium.

The following table sets forth the acceptance priority level for each series of Old Subordinated Notes and the applicable consideration offered for such series in the Subordinated Notes Exchange Offers:

Subordinated Notes Exchange Offers

Title of Old Subordinated Notes	CUSIP / ISIN Numbers	Principal Amount Outstanding(1)	Acceptance Priority Level(2)	Early Participation Premium	Total Exchange Consideration(3)(4)
6⅜% Senior Subordinated Notes due 2021	247916AC3 / US247916AC30	$203,545,000	1	$50.00 of cash	$400.00 of cash
					and
					$350.00 principal amount of New Second Lien Notes
					and
					$250.00 principal amount of New Convertible Senior Notes
5½% Senior Subordinated Notes due 2022	247916AD1 / US247916AD13	$314,662,000	2	$50.00 of cash	$225.00 of cash
					and
					$225.00 principal amount of New Second Lien Notes
					and
					$550.00 principal amount of New Convertible Senior Notes

(1)	Before giving effect to the Subordinated Notes Private Exchanges.

(2)
All Old Subordinated Notes that are tendered for exchange in a Subordinated Notes Exchange Offer on or before the Early Participation Time will have priority over any Old Subordinated Notes that are tendered for exchange after the Early Participation Time.

(3)	Includes the Early Participation Premium of $50.00 of cash.

(4)	In addition to the Total Exchange Consideration, the Company will also pay in cash accrued and unpaid interest to, but not including, the applicable Settlement Date.

The following table sets forth the consideration per $1,000 principal amount of Old Second Lien Notes accepted in the Second Lien Notes Exchange Offer:

Second Lien Notes Exchange Offer

Title of Old Second Lien Notes	CUSIP / ISIN Numbers	Principal Amount Outstanding(1)	Early Participation Premium	Total Exchange Consideration(2)(3)
7½% Senior Secured Second Lien Notes due 2024	247916AL3, U2481AAH1 / US247916AL39, USU2481AAH15	$450,000,000	$50.00 principal amount of New Second Lien Notes	$1,000.00 principal amount of New Second Lien Notes

(1)	Before giving effect to the Second Lien Notes Private Exchanges.

(2)	Includes the Early Participation Premium of $50.00 in principal amount of New Second Lien Notes.

(3)	In addition to the Total Exchange Consideration, the Company will also pay in cash accrued and unpaid interest to, but not including, the applicable Settlement Date.

The new notes issuable in the Exchange Offers are comprised of 7¾% Senior Secured Second Lien Notes due February 15, 2024 and 6⅜% Convertible Senior Notes due December 31, 2024. The consideration for the exchange of 2021 Notes, 2022 Notes and Old Second Lien Notes pursuant to the Private Exchanges is the same as the consideration being offered in the Exchange Offers.

The maximum amount of consideration of each type (the “Maximum Consideration Threshold”) that the Company will pay or issue in the Subordinated Notes Exchange Offers is limited to $71.5 million in cash, $71.3 million aggregate principal amount in New Second Lien Notes and $98.9 million aggregate principal amount in New Convertible Senior Notes. Accordingly, if the Subordinated Notes Exchange Offers are oversubscribed prior to the Early Participation Time, all 2021 Notes will be accepted before any 2022 Notes are accepted, and all 2022 Notes will be accepted on a pro rata basis until the applicable Maximum Consideration Threshold is met. However, all Old Subordinated Notes tendered before the Early Participation Time will be accepted before any Old Subordinated Notes tendered after the Early Participation Time are accepted. Based on the foregoing, 2021 Notes tendered before the Early Participation Time will not be subject to proration.

Pursuant to both the Subordinated Notes Private Exchanges and the Subordinated Notes Exchange Offers, the Company will pay or issue up to an aggregate of (1) $120.0 million of cash, (2) $107.9 million principal amount of New Second Lien Notes and (3) $248.0 million principal amount of New Convertible Senior Notes. Pursuant to the Private Exchanges and the Exchange Offers, the Company will issue up to an aggregate of $557.9 million principal amount of New Second Lien Notes. All New Second Lien Notes, whether issued in the Private Exchanges or the Exchange Offers, will have the same CUSIP, be part of the same series and be fungible.

The New Second Lien Notes will be secured by the same collateral as the Old Second Lien Notes. The New Second Lien Notes will have the same maturity date as the Old Second Lien Notes. However, the holders of the New Second Lien Notes may require the Company to repurchase the New Second Lien Notes at a price of par if any Old Second Lien Notes remain outstanding on November 15, 2023.

The New Convertible Senior Notes will be convertible into the Company’s common stock at any time, at the option of each holder, at a rate of 370 shares of common stock per $1,000 principal amount of New Convertible Senior Notes, resulting in an effective issue price of $2.70 per share. In addition, the New Convertible Senior Notes will automatically convert at that same rate (subject to dividend, distribution or other customary adjustments) if the volume-weighted average price of the Company’s common stock is at or above $2.43 per share for ten out of fifteen consecutive trading days. The maximum number of shares subject to the New Convertible Senior Notes would be approximately 92 million.

All the New Notes will rank senior to all existing and future subordinated indebtedness of the Company, including any 2021 Notes, 2022 Notes or 2023 Notes that remain outstanding after the consummation of the Exchange Offers.

Eligible Holders of Old Notes accepted for exchange in the Exchange Offers will receive accrued and unpaid interest on such Old Notes in cash from the applicable last interest payment date to, but not including, the applicable Settlement Date. Tenders may be validly withdrawn at any time prior to 5:00 p.m. New York City time, on June 14, 2019, but not thereafter unless required by law.

The consummation of the Exchange Offers is conditioned upon the satisfaction or waiver of customary conditions described in the Offering Memorandum and Letter of Transmittal. In addition, the consummation of the Exchange Offers is conditioned on a minimum of $300 million aggregate principal amount of New Second Lien Notes and $200 million aggregate principal amount of New Senior Convertible Notes being issued in the aggregate in the Exchange Offers and pursuant to the Private Exchanges.

The Company currently expects the initial settlement date for the Exchange Offers to occur on or about June 19, 2019 (the “Initial Settlement Date”). The Exchange Offers will expire at 11:59 p.m. New York City time, on June 28, 2019 (the “Expiration Time”). The final settlement date, if necessary, for the Exchange Offers is currently expected to occur on or about July 2, 2019 (the “Final Settlement Date” and, together with the Initial Settlement Date, the “Settlement Dates”).

The New Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and the New Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. Person, absent registration or an applicable exemption from registration requirements.

Documents relating to the Exchange Offers will be distributed only to holders of Old Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S as defined under applicable securities laws (the “Eligible Holders”). The complete terms and conditions of the Exchange Offers, as well as the terms of the New Notes, are described in the Offering Memorandum and Letter of Transmittal.

In order to receive a copy of the Offering Memorandum, Eligible Holders must complete and submit an eligibility form. The eligibility form may be obtained by visiting www.dfking.com/dnr or by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the Exchange Offers, by calling (800) 399-1581 (toll free) or (212) 269-5550 (banks and brokers) or by emailing denbury@dfking.com.

This press release does not constitute an offer to sell or a solicitation of any offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to Rule 135c under the Securities Act.

This press release contains forward-looking statements that involve risks and uncertainties that are based on assumptions that management believes are reasonable based on currently available information. There is no assurance that these assumptions will prove to be correct. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing its estimates as of any future date. Denbury assumes no obligation to update its forward-looking statements.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations.

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DENBURY CONTACTS:
Mark C. Allen, Executive Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Director of Investor Relations, 972.673.2383

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